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                                                                    Exhibit 4.13

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                                      AND
                             FIRST AMENDMENT TO THE
                               TRUST AGREEMENT OF
                             ACE CAPITAL TRUST III


     This Assignment and Assumption Agreement and First Amendment to the Trust Agreement of ACE Capital Trust III (the "Trust"), dated as of August 5, 1999 (this "Assignment and Amendment Agreement"), is made and entered into by and among ACE Limited, a Cayman Islands company limited by shares, as the original depositor (the "Original Depositor"), ACE INA Holdings Inc., a Delaware corporation, as the substitute depositor (the "Substitute Depositor"), The First National Bank of Chicago, a national banking association, as property trustee (the "Property Trustee"), Bank One Delaware, Inc., a Delaware corporation, as trustee (the "Delaware Trustee"), and Robert A. Blee, an individual, as trustee (the "Administrative Trustee") (the Property Trustee, the Delaware Trustee and the Administrative Trustee being hereinafter collectively referred to as the "Trustees").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Trust is a Delaware business trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. pursuant to (i) the Trust Agreement of the Trust, dated as of May 19, 1999 (the "Trust Agreement"), and (ii) the Certificate of the Trust of the Trust, dated as of May 19, 1999, as filed with the office of the Secretary of State of the State of Delaware on May 19, 1999;

     WHEREAS, the Original Depositor, as the depositor under the Trust Agreement, desires to assign, transfer and convey all of its right, title and interest in the Trust (the "Depositor's Interest") to the Substitute Depositor, and the Original Depositor desires to cease to be the depositor of the Trust;

     WHEREAS, the Substitute Depositor desires to acquire the Depositor's Interest currently held by the Original Depositor, and the Substitute Depositor desires to become the depositor of the Trust; and

     WHEREAS, the undersigned, being the Original Depositor, the Substitute Depositor and all the Trustees of the Trust, to accomplish the foregoing, desire to amend the Trust Agreement in the manner set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

     1. Assignment. Notwithstanding any provision in the Trust Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment and Amendment Agreement by the parties hereto, the Original






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Depositor does hereby assign, transfer and convey the Depositor's Interest to the Substitute Depositor.

     2. Substitution. Notwithstanding any provision in the Trust Agreement to the contrary, contemporaneously with the assignment described in Section 1 of this Assignment and Amendment Agreement, the Substitute Depositor shall become the d3epositor of the Trust and shall have all rights, powers and obligations of the Depositor (as such term is used in the Trust Agreement) under the Trust Agreement.

     3. Cessation. Notwithstanding any provision in the Trust Agreement to the contrary, immediately following the Substitute Depositor becoming the depositor of the Trust, the Original Depositor shall cease to be the depositor of the Trust, and shall thereupon cease to have any right, obligation or power as the depositor of the Trust.

     4. Continuation of the Trust. The parties hereto agree that (i) the assignment of the Depositor's Interest, the Substitute Depositor becoming the depositor of the Trust and the Original Depositor's ceasing to be the depositor of the Trust shall not dissolve the Trust and (ii) the business of the Trust shall continue without dissolution.

     5. Successors and Assigns. This Assignment and Amendment Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     6. Full Force and Effect. Except to the extent modified hereby, the Trust Agreement shall remain in full force and effect.

     7. Counterparts. This Assignment and Amendment Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

     8. Governing Law. This Assignment and Amendment Agreement shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

     9. Effectiveness of Amendment. This Assignment and Amendment Agreement shall become a legally effective and binding instrument as of the date hereof.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the undersigned have executed this Assignment and
Amendment Agreement as of the day and year first above written.

                                     ACE LIMITED,
                                     as Original Depositor


                                     By:  /s/ Robert Blee
                                         ---------------------------------------
                                     Name:  Robert Blee
                                     Title: Chief Accounting Officer


                                     ACE INA HOLDINGS INC.,
                                     as Substitute Depositor

                                     By:  /s/ Chris Marshall
                                         ---------------------------------------
                                     Name:  Chris Marshall
                                     Title: Director & Treasurer


                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO, not in its individual capacity but solely as trustee of the Trust

                                     By:  /s/ Sandra L. Caruba
                                         ---------------------------------------
                                     Name:  Sandra L. Caruba
                                     Title: Vice President


                                     BANK ONE DELAWARE, INC., not in its
                                     individual capacity but solely as trustee of the Trust

                                     By:  /s/ Sandra L. Caruba
                                         ---------------------------------------
                                     Name:  Sandra L. Caruba
                                     Title: Vice President


                                     By:  /s/ Robert Blee
                                         ---------------------------------------
                                     ROBERT A. BLEE, not in his individual
                                     capacity but solely as trustee of the Trust

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